UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

DYNAMIC HEALTH PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12399 Belcher Road South, Suite 140, Largo, Florida	33773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 683-0670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

On May 14, 2007, Dynamic Health Products, Inc. (“Dynamic Health” or the “Company”) and GeoPharma, Inc. (“GeoPharma”) entered into a definitive agreement (the “Merger Agreement”) under which Dynamic Health will merge with and into a wholly-owned subsidiary of GeoPharma in a stock transaction (the “Merger”). The Board of Directors of Dynamic Health determined that the Merger would further the Company’s long-term business objectives, including without limitation, providing additional capital to support continued growth.

Under the terms of the Merger Agreement, GeoPharma will exchange approximately 0.1429 shares of its common stock for each share of Dynamic Health common stock and fractional shares will be rounded up to the nearest whole share. Based on an average 10-day market closing price of GeoPharma’s common stock from May 1-14, 2007 of $4.24 per share, the transaction would be valued at $14 million, based on an estimated 3.3 million shares of GeoPharma common stock to be issued to the shareholders of Dynamic Health in the Merger. The actual value at consummation of the Merger will be based on GeoPharma’s share price at that time.

Completion of the Merger of Dynamic Health into a wholly-owned subsidiary of GeoPharma and the issuance of the GeoPharma common shares to the shareholders of Dynamic Health is subject to the approval of the transaction by the shareholders of both companies, the conversion Dynamic Health’s convertible notes prior to the closing of the Merger, the receipt of required regulatory approvals, and the satisfaction of usual and customary closing conditions. The Merger Agreement contains certain termination rights for both Dynamic Health and GeoPharma.

The foregoing description of the Merger is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by this reference.

Directors and executive officers of GeoPharma beneficially own and are entitled to vote approximately 43% of the shares of GeoPharma common stock outstanding. Directors and executive officers of Dynamic Health beneficially own and are entitled to vote approximately 47% of the shares of Dynamic Health common stock outstanding.

There are certain material relationships between Dynamic Health and its affiliates, and GeoPharma and its affiliates. In this regard, Jugal K. Taneja is the Chairman of the Board of Directors of Dynamic Health and GeoPharma, and he is a principal shareholder of both companies. Mandeep K. Taneja is the Chief Executive Officer, President, a director and a principal shareholder of Dynamic Health. Mihir K. Taneja is the Chief Executive Officer of GeoPharma and a principal shareholder of both companies. Mandeep Taneja and Mihir Taneja are Jugal Taneja’s sons. Kotha S. Sekharam is the President of GeoPharma, a director of both companies, and a principal shareholder of GeoPharma. William L. LaGamba, a principal shareholder of Dynamic Health is also a director of GeoPharma.

In June 1998, Dynamic Health acquired GeoPharma (which at the time was known as Energy Factors, Inc.). On November 7, 2000, the United States Securities and Exchange Commission declared GeoPharma’s registration of 1 million shares of its common stock to be

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effective. Prior to the offering, Dynamic Health owned all of the issued and outstanding common stock of GeoPharma. In March 2001, we distributed approximately 2.3 million shares of GeoPharma common stock to our shareholders, therefore, some of our shareholders may still be shareholders of GeoPharma. Currently, we hold 204,914 shares of common stock of GeoPharma.

Additional Information About the Merger and Where to Find It

On May 15, 2007, Dynamic Health and GeoPharma filed with the Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus on Form S-4, in connection with the proposed acquisition of Dynamic Health by GeoPharma pursuant to the terms of the definitive Merger Agreement. The proxy statement/prospectus will be mailed to the shareholders of Dynamic Health and GeoPharma in connection with their respective votes on the proposed Merger. Shareholders of Dynamic Health are urged to read the proxy statement/prospectus and the other relevant materials, before making any voting or investment decision with respect to the Merger, because such documents contain important information about Dynamic Health, GeoPharma and the proposed Merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by Dynamic or GeoPharma with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

Dynamic Health, GeoPharma, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of their respective shareholders in connection with the proposed Merger. Shareholders may obtain more detailed information regarding the names, affiliations and interests of such officers and directors in the solicitation by reading the proxy statement/prospectus and other documents filed with the SEC.

Item 7.01 Regulation FD Disclosure.

On May 15, 2007, GeoPharma issued a press release announcing Dynamic Health’s and GeoPharma’s entry into the definitive Merger Agreement described in Item 1.01, above. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this report on Form 8-K

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Reorganization, dated as of May 14, 2007, by and among GeoPharma, Inc., Florida Merger Subsidiary Corp. and Dynamic Health Products, Inc.

Exhibit 99.1	Press Release of GeoPharma, Inc., dated May 15, 2007.

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This Form 8-K and its attachments contain forward-looking statements that involve risks and uncertainties concerning Dynamic Health Products, Inc. and its proposed acquisition by GeoPharma, Inc., Dynamic Health’s and GeoPharma’s expected financial performance, as well as strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Merger may not close, or that the closing my be delayed; the reaction of customers of Dynamic Health and GeoPharma; GeoPharma’s ability to successfully integrate Dynamic Health’s operations and employees; and general economic conditions. In addition, please refer to documents that Dynamic Health and GeoPharma file with the SEC on Forms 10-K, 10-KSB, 10-Q, 10-QSB and 8-K. The filings by each of Dynamic Health and GeoPharma identify and address other important factors that could cause the companies respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. Dynamic Health and GeoPharma are under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: May 17, 2007	/s/ Mandeep K. Taneja
Mandeep K. Taneja,
Chief Executive Officer

Date: May 17, 2007	/s/ Cani I. Shuman
Cani I. Shuman,
Chief Financial Officer

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